EXHIBIT 12.1

                             SONOCO PRODUCTS COMPANY

                Computation of Ratio of Earnings to Fixed Charges
                             (Dollars in Thousands)


                                                               Six Months
                                                                  Ended                    Years Ended December 31,
                                                                July 1,
                                                                  2001        2000       1999         1998        1997        1996
                                                                  ----        ----       ----         ----        ----        ----
EARNINGS
     Pretax income - as reported ...........................      60,227     270,595     289,560     339,598      63,719     280,075

     Add:  Fixed charges ...................................      34,874      76,094      67,509      68,380      69,484      69,223
              Amortization of capitalized interest .........         777       1,209         566         498         498         378

Total Earnings .............................................      95,878     347,898     357,635     408,476     133,701     349,676


FIXED CHARGES
     Interest expense ......................................      26,822      59,604      52,466      54,779      57,194      55,481
     Capitalized interest ..................................       1,346       3,449       2,000       1,353           -       1,200
     Amortization of bond discounts ........................         306         508         210         248         290         209
     Portion of rents representative of the
        interest factor ....................................       6,400      12,533      12,833      12,000      12,000      12,333

Total Fixed Charges ........................................      34,874      76,094      67,509      68,380      69,484      69,223


Ratio of Earnings to Fixed Charges .........................        2.75        4.57        5.30        5.97        1.92        5.05



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


                                                                    EXHIBIT 12.1

                             SONOCO PRODUCTS COMPANY

          Computation of Ratio of Earnings to Fixed Charges - adjusted
                             (Dollars in Thousands)


                                                                  Six Months
                                                                    Ended                    Years Ended December 31,
                                                                    -----                    ------------------------
                                                                   July 1,
                                                                     2001       2000       1999         1998        1997        1996
                                                                     ----       ----       ----         ----        ----        ----
EARNINGS
     Pretax income - as reported ..............................     60,227    270,595     289,560     339,598      63,719    280,075

     Less:  (Gain) or Loss on assets held for sale ............          -     (5,182)     (3,500)   (100,354)    226,358          -

     Pretax income - adjusted .................................     60,227    265,413     286,060     239,244     290,077    280,075

     Add:  Fixed charges ......................................     34,874     76,094      67,509      68,380      69,484     69,223
              Amortization of capitalized interest ............        777      1,209         566         498         498        378

Total Earnings ................................................     95,878    342,716     354,135     308,122     360,059    349,676


FIXED CHARGES
     Interest expense .........................................     26,822     59,604      52,466      54,779      57,194     55,481
     Capitalized interest .....................................      1,346      3,449       2,000       1,353           -      1,200
     Amortization of bond discounts ...........................        306        508         210         248         290        209
     Portion of rents representative of the
        interest factor .......................................      6,400     12,533      12,833      12,000      12,000     12,333

Total Fixed Charges ...........................................     34,874     76,094      67,509      68,380      69,484     69,223


Ratio of Earnings to Fixed Charges ............................       2.75       4.50        5.25        4.51        5.18       5.05
                                                                  ========   ========    ========    ========    ========   ========



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